SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: November 18, 2003 (Date of earliest event reported)
Rand Capital Corporation (Exact name of registrant as specified in its charter)
NY (State or other jurisdiction of incorporation)	811-1825 (Commission File Number)	16-0961359 (IRS Employer Indentification Number)
	2200 Rand Building, Buffalo, NY (Address of principal executive offices)	14203 (Zip Code)
Registrant's telephone number, including area code: 716-853-0802

Item 7. Financial Statements and Exhibits
(c) Exhibits

Exhibit No. 99.1 Press Release dated November 13, 2003.

99.1       Press Release of Rand Capital Corporation dated November 13, 2003

Item 9. Regulation FD Disclosure

On November 13, 2003, Rand Capital Corporation issued a press release announcing its net asset value for the quarter ended September 30, 2003. The text of the press release is included as an exhibit to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein is deemed to be furnished and shall not be deemed to be filed.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2003	RAND CAPITAL CORPORATION By: /s/ Daniel P. Penberthy Daniel P. Penberthy Executive Vice President/Chief Financial Officer